EXHIBIT 4.55

n -------- -- . - . -- ._, I! A Ontario Real Estate Association Offer Summary Document - 4 ) DURHAM • • REGION For use with Agreement of Purchase and Sale Assoc,AT,oN oF REALTOR • s Form 801 lo, u1e In1tieProvince of Ontotio This Form when completed may be utilized to comply with the provisions of the Real Estate and Business Broke rs Ad wh i ch prescribes content that is required for on offer summary document . Further , when sent to the Listing Brokerage this document may be used to confirm the existence of a written signed offer by a Buyer . Section For Brokerage submitting the offer on behalf of the Buyer : REA1PROPERTY ADDRESS: } . .... . . . .! ! . .. . ....................... .. .. . . . ; .. ......... .... ... . ... ..... .. . :': . . (the • prope rty") (municipal oddren ond/or legal de$Cl'lption) for an Agreementaf PurchaMand Sale dated: th e .. ... .......dayof ...... .. ....................... .;¥. .. .. ............. . . . . ........ . .,. 2 } ........... r offe r") BROKERAGE: . . ....... . . . .................. . . .......... . ..... . . . .. .. ....... . ... /. . '!. .. . .. ; . . '::: ... .. .. ..... . .. . . .... .. . ..... . . .......... . . . . ......... . . . . ... . .. ... . SALES REPRESENTATIVE/BROKER: .................... ... . .................... . . . .......... . ...... . .... .. ........ . .. . ....... ........ . . . ........ .... ..... . . .. ........ ..... ..... .. I/W e , ...... . . . . . . . } . .. - ; . . ........... ....... ....... .. . ....... . . . ..... . ..... .. .. . .... . .......... . . . ... .. .. .. .... ... ........ , hove signed onoffer for theproperty . ..... .c:.: '.:; . :. .... ........ ... .. .... .. . ... . . . . ....... .. 1,;; ............. .. . .. . ...... . ................ . .. . . ........... . ................. . ............... . ............ . .. ... ( Slgnolure of Buyer ) ( Dole ) ( Signolure of Buyer ) ( Dole ) This offer was submitted, ......... ........ ........ Y... !; ................ . .......... lo the listing Brok«oge al .. ..... . : . .. . ..... ..... on the ...... ? . .. ....... day of (by fox, by emoll OI' In peBOn) (o.m./ p . m . J ,c ........ . ............. .....'! X'. ..... .. . .........,. 2<1.. ... . ..... Irrevocable until ....}. .:. ....... on the .. . .. . ....... day of ...... . ........ ... - ¥. ............. ......, 2 (o.m./p.m.l ,c ( For Buy« counter offer • complele the following) I/W e , ... .. . .. . .. ............. ..... ................ ........... ..... ............ .. ... ....... ...... . ....... .......... ....... ..... ........ .. . .. ...... . .. ..... ..... , hove signed onoffer for theproperty . Nome of Buyer (s) (Signolure of 8uyarl (Dole) (Signolure of Buyer) ( D o l e ) An offer wos submitted , .. .. ......... . .. .. .............................. .... .. .. ............... to the Listing Brokerage at .................... . ...... . on the ...... .......... ....... doy of (by fax, by email or In person) ( o . m./ p.m. ) ... ..... .... ...... ..... ......... . .... ..... ..., 20 .. .. .. ...... Irrevocable until ......... .......... .... on the ....... ... ...... day of .... .... . .. ........ ............ ........ ......., 20 ...... ...... . (a.m./p.m.) For Listing Brokerage receiving the offer: SEWR(S): - . . . !. . ... '.1'. .?:".'. !: . .'!:'? !:':.?. .. ?.':'.. . !:: ...... . ........ . .. .. ........... . . . .. . . . . . .. . .......... . . . . . .. .. ........... . . . . . . . . .. . ..... .... . . ..... . .. Email SELLER(S) CONTACT: . ...... ............ ............ . ....................... . .................... . ... ... .................. . ................. . .. .. ...... . ........................... . . . . ............ . .. .... (le. phone/ email/ fax) LISTING BROKERAGE : .... . ............ ........... ....... . . ......... ( ... . ! .. . ' ! .. . . : . ! ... . . . ... ..... ............... . . . .. . .. ......... . . ..... . SALES REPRESENTATIVE/ BROKER : .......... ... .. . ........... .... .. . ... .. ............ .... . ... .......... . .. ƒ !:'. ... ...... . . . . ...... . .. .. ......... ............. . . ...... .... . .. . .. . ... ... T his offer wosreceived, .. .. .. ... .. ...... ...................... by the Listing Brokerage at .. .... ...... .. ........ on the .... ..... .. day of ........... ... ...... .............. ..., 20 . ..... (by fax , by emai l Of in person) (o . m./ p . m.) This offer was presented, ...... ........ ............................. to the Seller(s) at ...................... on the ......... .... .. day of ..... ......... ..... . ....... .... ... ,... 20.. ...... (by fa>< , by email OI' I n P9 Œ >n) (a . m./ p.m.) Offer was : 0 Accepted Signed Bock/ Counter 0 Expired/Declined Comments: . . .......... . ........ . .......... . ....... ... ............. .............. ....... ... .... ..... ....... . ............ ... ........... . ... .. . . .. . ... ....... ........................ . . . . . . ... ................. . m n,. REAIJO., REALTOltS. . Mullif>I! Ulling Semce4 ond auocioled logo, en owned o, c:ontolled by PE Ai who are . - .bor.of CREA and 11,e T q u h a e lity of servk:M provide. La Canod"JOn Ree h l y Ema Assoc U m se o d n under and idenlily 1he reel .. 1a 1e llc. n ... O 2023 , Onlario Real Ealole Auociaffon r•otU:A'I . Aft righh re!ONed . n.1, lorm wa, developed b)I OREA lo, hto use and repraducfion bv it , membeR and lic:en - • only . Atw olhe< U10 ƒ ' rep - oouctlon 1 1 p,ohibiled except wflh pnor wr1Nen consen t of OREA Do nolalle, w'hen prlnllng or reproducing IN 11andord pr_. ponton. OREA beat, no liob ily fo, ya,,r uoe of thb lorm. Form 801 Revl&ed 2022 Page 1 of 1

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OREA Ontario Real Estate Association

Agreement of Purchase and Sale
Condominium Resale - Commercial

Form 501
for use in the Province of Ontario

This Agreement of Purchase and Sale dated this 22 day of July, 2023

BUYER: 1000599838 ONTARIO INC., agrees to purchase from
(Full legal names of all Buyers)

SELLER: Visionary Education Technology Holdings Group Inc., the following
(Full legal names of all Sellers)

PROPERTY:
a unit in the condominium property known as Unit No. E61
(Apartment/Townhouse/Suite/Unit)

located at 4300 Steeles Ave

in the City of Markham

being YORK REGION CONDOMINIUM CORPORATION Condominium Plan No 890
(Legal Name of Condominium Corporation)

Unit Number 415 Level No. 1 Building No. together with ownership or exclusive use of Parking Space(s) n/a, together with ownership or exclusive use of
(Number(s), Level(s))

Locker(s) n/a, together with Seller's proportionate undivided tenancy-in-common interest
(Number(s), Level(s))

in the common elements appurtenant to the Unit as described in the Declaration and Description including the exclusive right to use such other parts of the common elements appurtenant to the Unit as may be specified in the Declaration and Description: the Unit, the proportionate interest in the common elements appurtenant thereto, and the exclusive use portions of the common elements, being herein called the "Property".

PURCHASE PRICE: Two Hundred Sixty-Eight Thousand ~~Two Hundred Eighty Thousand~~ ~~Two Hundred Sixty Thousand~~ LY FZ Dollars (CDN$) 268000.00 ~~280000.00~~ ~~260,000.00~~ FZ LY LY FZ Dollars LY

DEPOSIT: Buyer submits upon acceptance
(Herewith/Upon Acceptance/as otherwise described in this Agreement)

Fifteen Thousand Dollars (CDN$) 15,000.00

by negotiable cheque payable to RE/MAX Realtron Realty Inc. Brokerage "Deposit Holder" to be held in trust pending completion or other termination of this Agreement and to be credited toward the Purchase Price on completion. For the purposes of this Agreement, "Upon Acceptance" shall mean that the Buyer is required to deliver the deposit to the Deposit Holder within 24 hours of the acceptance of this Agreement. The parties to this Agreement hereby acknowledge that, unless otherwise provided for in this Agreement, the Deposit Holder shall place the deposit in trust in the Deposit Holder's non-interest bearing Real Estate Trust Account and no interest shall be earned, received or paid on the deposit.

Buyer agrees to pay the balance as more particularly set out in Schedule A attached.

SCHEDULE(S) A LY FZ LY Buyer ~~Seller~~ LY **attached hereto form(s) part of this Agreement.**

1. **IRREVOCABILITY:** This offer shall be irrevocable by ~~Buyer~~ FZ until 11:59 × on the LY FZ 8 ~~25~~ ~~28~~ ~~3rd~~ LY day of LY August ~~July~~, 2023 LY after which time, if not accepted, this offer shall be null and void and the deposit shall be returned to the Buyer in full without interest.
(Seller/Buyer) (a.m./p.m.)

2. **COMPLETION DATE:** This Agreement shall be completed by no later than 6:00 p.m. on the FZ 31 ~~31~~ ~~25~~ FZ ~~28~~ LY day of FZ ~~October~~ ~~August~~ ~~September~~ August 2023 LY FZ. Upon completion, vacant possession of the Property shall be given to the Buyer unless otherwise provided for in this Agreement.

LY **INITIALS OF BUYER(S):** ( ) **INITIALS OF SELLER(S):** (FZ)

The trademarks REALTOR®, REALTORS®, MLS®, Multiple Listing Services® and associated logos are owned or controlled by The Canadian Real Estate Association (CREA) and identify the real estate professionals who are members of CREA and the quality of services they provide. Used under license.
© 2023, Ontario Real Estate Association ("OREA"). All rights reserved. This form was developed by OREA for the use and reproduction by its members and licensees only. Any other use or reproduction is prohibited except with prior written consent of OREA. Do not alter when printing or reproducing the standard pre-set portion. OREA bears no liability for your use of this form.

Form 501 Revised 2023 Page 1 of 6

3. NOTICES: The Seller hereby appoints the Listing Brokerage as agent for the Seller for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage (Buyer's Brokerage) has entered into a representation agreement with the Buyer, the Buyer hereby appoints the Buyer's Brokerage as agent for the purpose of giving and receiving notices pursuant to this Agreement. **Where a Brokerage represents both the Seller and the Buyer (multiple representation), the Brokerage shall not be appointed or authorized to be agent for either the Buyer or the Seller for the purpose of giving and receiving notices.** Any notice relating hereto or provided for herein shall be in writing. In addition to any provision contained herein and in any Schedule hereto, this offer, any counter-offer, notice of acceptance thereof or any notice to be given or received pursuant to this Agreement or any Schedule hereto (any of them, "Document") shall be deemed given and received when delivered personally or hand delivered to the Address for Service provided in the Acknowledgement below, or where a facsimile number or email address is provided herein, when transmitted electronically to that facsimile number or email address, respectively, in which case, the signature(s) of the party (parties) shall be deemed to be original.

FAX No.: .... (For delivery of Documents to Seller)

FAX No.: .... (For delivery of Documents to Buyer)

Email Address: .... (For delivery of Documents to Seller)

Email Address: phoebeliteam@gmail.com (For delivery of Documents to Buyer)

4. CHATTELS INCLUDED:
n/a

Unless otherwise stated in this Agreement or any Schedule hereto, Seller agrees to convey all fixtures and chattels included in the Purchase Price free from all liens, encumbrances or claims affecting the said fixtures and chattels.

5. FIXTURES EXCLUDED:
n/a

6. RENTAL ITEMS (Including Lease, Lease to Own): The following equipment is rented and **not** included in the Purchase Price. The Buyer agrees to assume the rental contract(s), if assumable:
n/a

The Buyer agrees to co-operate and execute such documentation as may be required to facilitate such assumption.

7. COMMON EXPENSES: Seller warrants to Buyer that the common expenses presently payable to the Condominium Corporation in respect of the Property are approximately $ 795.44 per month, which amount includes the following:
Com Elem ,Building Insurance,

8. PARKING AND LOCKERS: Parking and Lockers are as described above or assigned as follows: N/A
.... at an additional cost of: N/A

9. HST: If the sale of the property (Real Property as described above) is subject to Harmonized Sales Tax (HST), then such tax shall be in addition to the Purchase Price. The Seller will not collect HST if the Buyer provides to the Seller a warranty that the Buyer is registered under the Excise Tax Act ("ETA"), together with a copy of the Buyer's ETA registration, a warranty that the Buyer shall self-assess and remit the HST payable and file the prescribed form and shall indemnify the Seller in respect of any HST payable. The foregoing warranties shall not merge but shall survive the completion of the transaction. If the sale of the property is not subject to HST, Seller agrees to certify on or before closing, that the transaction is not subject to HST. Any HST on chattels, if applicable, is not included in the Purchase Price.

INITIALS OF BUYER(S): ( ) **INITIALS OF SELLER(S):** (FZ)

Aulhdllgnio:e --- aw (Zy] August 1 O. mu SEARCH: Buyer shallbe alloweduntil6:00p.m. onthe........ ; . .?......... doy of ....... ...... ........ ...... . . . 8 i . o .6.. 9 9 "ilO.'I:! . " : . ' .. - ...... ................. , .. 2 .. 0 . .... . .. (Requisition Dote) to examine the title to the Property of Buyer's own expense ond until the earlier of : (i) thirty days from the later of the Requisition Date or the date on which the conditions in this Agreement ore fulfilled or otherwise waived or ; (iii five days prior lo completion, to satisfy Buyer thot there are no outstanding work orders or deficiency notices affecting the Property, ond that its present use ( . . ............................... . . .... ...... ........... . C om mercial ............................................... . . . . . . . ......................................................................................................................... ) ......... moy be lawfully continued . If within that time any valid objection to title or to any outstanding work order or deficiency notice, or to the fact th e said present use may not lawfully be continued, is made in writing to Seller and which Seller is unable or unwilling to remove, remedy or satisfy or obtain insurance save and except against risk of lire (Title Insurance) in lovour of the Buyer ond any mortgagee, (with all relatedcosts ot the expense of the Selle r), and which Buyer will not waive, t his Agreement notwithstanding any intermediate acts or negotiations in respect of such objections, shall be of on end and oil monies paid shall be returned without inter est or deduct ion and Seller, Listing Brokerage and Cooperating Brokerage shall not be liable for ony costs or domoges . Save as to any validobjection so made by such day and except for any objection going to the root of the title, Buyer shall be conclusively deemed to hove acce p ted Seller's title ta the Property . Seller hereby consents to tho municipality or other governmental agencies releasing to Buyer details of ol outstanding work orders ond deficiency notices affecting the Property, and Seller agrees to execute and deliver such further outhorizotions in this regard as Buyer may reasonably require . 11. mu : Buyer agrees to accept title to the Property subject ta all rights and easements registered against title for the supply and installation of telecommunicotion services, electricity, gos, sewers, waler, television cable facilities and other related services ; provided that title to the Property is othe rwise goodand free from all encumbrances except : (a) os herein expressly provided ; (b) any registered restrictions, conditions or covenants thot run with the land provided such hove been complied with ; (cl the provisions of the Conclamlnium Act and its Regulations and the terms , conditions and provisions of the Dedoro 1 ion, Description and By - lows, Occupancy Standards By - lows, including the Common Element Rules and other Rules and Regulations ; and (d) any existing municipal agreements, zoning by - lows and/or regulations and utilities or service contracts . 12. CLOSING ARRANGEMlNTS : Where each of the Seller and Buyer retaino lawyer to complete the Agreement of Purchase and Sole of the Property, and where the transaction willbecompleted by electronic registration pursuant to Part Ill of the Land Regist r ation Reform Act, R . S . 0 . 1990 , Ch apte r IA and the Electronic Registration Act, S . 0 . 1991 , Chapter 44 , and any amendments thereto, the Seller and Buyer ocknowledge and agree that the exchange of closing funds, noMeglstrable documents and other items (the ·Requisite Deliverie · s ) and the release thereof to the Seller and Buyer will (o) not occur or the some time as t he registration of the transfer/deed (and any other documents inten ded to be registered in connection with the completion of this transact io n) and (b) be subject to conditions whereby the lawyer(s) receiving any of the Requ isi te Deliveries will be requ ir ed to hold same in trust and not release some except in accordance with the terms of o document registration agreement between the said lawyers . The Seller and Buyer Irrevocably instruct the sold lawye r s to be bound b y the document registration agreement which is recommended from time to time by the Law Society of Ontario . Unless otherwise agreed to by the lawyers, suchexchange of Requ i site Deliveries shalloccur by the delivery of the Requisite Deliveries of each party to the office of the lawyer for the other party Of such other location agreeable to both lawyers . 13. STATUS CERTIFICATI AND MANA GEMENT OF CONDOMINIUM : Seller represents and warrants lo Buyer that there ore no special assessments contemplated by the Condominium Corporation, and thereore no legalactions pending by o< ago inst or contemplated by the Condominium Corporation . The Seller consents to a request by the Buyer or his authorized represenlotive for o Status Certificate from the Condominium Corporation . Buyer acknowledges that the Condominium Corporation may hove entered into a Management Agreement for the management of the condominium property . 14. DOCU M ENTS AND DISCHARG E : Buyer shall not collfor the production of any title deed, abstract , survey or other evidence of title to the Properly except such as are in the possession or control of Seller . Seller agrees to deliver to Buyer, ii it is possible without incurring any costs in so doing , copies of oD current condominium documentation of the Condominium Corporation, inclu ding the Declaration , Description, B>"'ows, Common Element Rules and Regulations and the most r ecent financial s ta t ements of the Condominium Co r poration . If a discharge of any Charge/Mortgage held by o corpora t ion incorporated pursuant lo the Trust And Loan Companies Ad (Canada), Chartered Sonic, Trust Company, Credit Union, Col $$ & Populoiro or Insurance Company and which is not to be assumed by Buyer on completion, is not ovoiloble in registrable form on completion, Buyer agrees to accept Seller's lawyer's personal undertaking to obtain, out of the dosing funds, o discharge In registrable form and to register some, or cause some to be registered , on title within o reasonable period of time ofter completion, provided that on or before completion Seller shall provide to Buyer a mortgage statement prepared by the mortgagee setting out the bolonce required lo obtain the discharge, and, where o real - time electron ic cleared funds transfer system is not being used, a direction executed by Seller directing payment to the mortgagee of the amount required to ob tain the discharge out of the balance due on completion . 15. MEET I N GS : Seller represents and wa rran t s lo Buyer that ot the lime of the acceptance of this Offer he hos not received a notice convening o special o, general meeting of the Condominium Corporation respec ting ; (o) the termination of the government of the con dom i nium property ; (b) any substantial alteration in or substantial addition to the common elements or the renovation thereof ; OR (c) any substantial change in the assets or liabilities of the Condo minium Corporation ; and Seller covenants that if he receives any such notice prior to the dote of com pletion he shall forthwith notify Buyer in writing and Buyer may thereupon al his option declare this Agreement lo be null and void and all mon i es paid by Buyer shall be refunded without intereMor deduction . 16. INS P ECTION: Buyer acknowledges having hod the opportunity to inspect the Property and understands that upon acceptance of this offer there shall be a binding agreement of purchase and sale between Buyer and Seller. I NITIALS OF aUYER(S ): {v m The tr • REA!r 0Rlj& ltEAITOR5'&, Ml.5'&, """ltii>I! Ulllng ond ouocloted logo, O(e owned or controlled by La The Canocllon Red bloll N 1 >otiolon ICRfAl ond1denlily lhe ieol eslole prof..sionols whoare .....bet• of CREA ond the -- qual'ily of MMCM by p, O'<lde . Uaed under &con.. . O 2023 Onla/lO Real Elloll Auociolion ("0REA1 . Al rial>ts .......d.lhi, lonn wo, by OREA forhe u.. and rep,oducllon b v 11, member , on d lic:en - • (!Ill y . Any oll,er ""' 0t reproauc;tion 1, p,ohl b i ted ei«:OJ ) I wi" ' P,IOt wnllon oonHnl of OUA. D o no t o i ler w....., p,lnling o, reproducing the ,tandotd pr•set po,11on . OREA bean no llobllity lor yo,x u .. of this foml . INITIALS O F SEW R ( S ): cw F orm 50 1 Revised 2023 Page 3 of 6

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AIAhentlllgn IO : 11 • ••11 -- R - IBlll -- · -- IDIPWalF 17. APPROVAL OF THE AGREEMENT : In the event that consent to this sole is required to be given by the Condominium Corporation or the Boord of Directors , the Seller will apply forthwith for the requisite consent, and if such consent is refused, then this Agreement shall be null and void and the deposit monies poid hereunder shall be refunded without interest or other penalty to the Buyer . 18. INSURANCE : The Unit and allother things being purchased shall be and remain at the risk of the Seller until completion . In the event of substantial damage to the Property Buyer may at his option either permit the proceeds of insur ance to be used for repair of such damage in accordance with the provisions of the Insurance Trust Agreement, or terminate this Agreement and oil deposit monies pold by Buyer hereunder shall be refunded without interest or deduction . If Seller is toking bock o Char ge/ Mortgage , or B uyeris assuming a Charge/Mortgage, Buyer shall supply Seller with reasonable evidence of adequate insurance to protect Seller's or other mortgagee's interest on completion . 19. DOCUMENT PREPARATION : The Transfer/Deed sholl, save for the land Transfer Tax Affidavit, be prepared in registrable form at the expense of Seller, and any Charge/Mortgage lo be given bock by the Buyer lo Seller at the expense of the Buyer . 20. RESIDENCY : (a) Subject to (b) below, the Seller represents and warrants that the Seller is not and on completion willnot beo non - <esident under the non - <esldency provisions of the Income Tax Ad which representation and warranty shall survive and not merge upon the completion of this transac t ion and the Seller s hall deliver lo the Buyer a slolulory declaration that Seller Is not then a non - resident of Canada ; (bl provided that if the Seller is a noiwesident under the non, . residency provisions of the Income Tax Ad, the Buyer shall be credited towards the Purchase Price with the amount, if a ny, necessary for Buyer to pay lo the Minister of Notional Revenue to satisfy Buyer's liability in respect of tax payable by SeUer under the non . residency provisions of the Income Tax Ad by reason of this sole . Buyer shall not claim such credit if Seller delivers on compl e tion the prescribed certificate . 21 . ADJUSTMENTS : Common Expenses ; realty taxes, including local improvement rotes ; mortgage interest ; rentals ; unmetered public or private utilities and fuel where biDed to the Unit and not the Condominium Corporation ; ore lo be apportioned and allowed to the day of completion, the day of completion itself to be apportioned to the Buyer . There s hall be no adjustme nt For the Seller's shore of ony assets or liabilities of the Condominium Corporation including any reserve or contingency fund to which Seller may hove contributed prior to the dote of completion . 22 . PROPERTY ASSESSMENT : The Buyer and Seller hereby acknowledge tha t the Prov inceof Ontario hos implemented current value assessment and properties may be re - assessed on on annual basis . The Buyer and Seller agree that no claim will be mode against the Buyer or Seller, or any Brokerage, Broker or Solespenon, for any changes in property lox asa result of a r&<iuessment of the Property, save and except any property loxes that accrued prior to the completion of th is tronsodion . 23 . TIME UMITS : nme shall in all respects be of the essence hereof provided that the time For doingor completing of any matter provided for herein may be extended or abridged by on agreement in writing signed by Sell er and Buyer or by their respective lawyers who may be specifically authorized in that regard . 24. TENDER : Any tender of documents or mon ey hereu nd er may be mode upon Seller or Buyer or th ei r respective lawyers on the day set for comp letion . Money shall be tendered with funds drown on a lawyer 's trust OCC 01 Jnt In the Form of a bank draft, certified cheque or wire transfer using the lynx high value payment system as set out and prescribed by the Canadian Payments Act (R . S . C . , 1985 , c . C - 21 }, as amended From time to time . 25. FAMILY lAW ACT : Seller warrants that spousa l consent is not necessary to this transaction under the provisions of the Family low Ad, R . S . O . 1990 u nless the spouse of the SeHer ho . s executed the consent hereinafter prov ided . 26. UFFI : Seller represents and warrants to Buyer that during the time Seller hos owned the Property, Seller hos not caused any bu ilding on the Property to be insulated with insulation containing urea formaldehyde, and that to the best of Seller's knowledge no building on the Property contains or hos ever con tained Insula t ion that contains ure a formaldehyd . eThis warranty shall survive andnotmerge on the completion of this transaction, ond if the building Is port of a multiple unit building, this warranty shall only apply to that port of the building which is the subject of this tronsoction . 27. . LEGAL, ACCOUNTING AND ENVIRONMENTAL ADVICE : The parties acknowledge that any information provided by t he Brokerage is not legal, tax or environmental advice, and that it hos been recommended that the parties obtain independent professional advice prior to signing this document . 28. CONSUMER REPORTS : The Buyer Is hereby notified that a consumer report c ontaining credit a nd / M personal information may be referred to in connection with thi s transoction . 29. . AGREEMENT IN WRfflNG : If there I s conflict or discrepancy between any provision added to th is Agreement (including any Schedule ottoched hereto) ond ony provision in the standard pre - set portion hereof, the added provision shall supersede the stondord pre - set provision to the extent of such conflict or discrepancy . This Ag reem ent including any Sche duleatt ached hereto, shall conslilute the entire Agreement between Buyer and Seller . There Is norepresentatoi n , warranty, collolerol agreement or condition, which affects this Agreement other than a s expressed herein . For the purposes of this Agreement, Seller means vendor and Buyer means purchaser . This Agreement shall be read with allchanges of gender or number required by the context . 30. ELECTRONIC SIGNATURES : The parties hereto consent and agree to the useof electronic signatures pursuant to the Electronic Commerce Act, 2000 , S . O . 2000 , c l 7 as amended from lime to time with respect to this Agreement and any other documents respect i ng this transaction . 31. TIME AND DATE : Any reference to a time and dote i n this Agreement shall mean the time ond dote where the Property is located. INITIALS OF BUYER(S): rn m Thell'Odomorb REAJJORe, RfAI.TOR MLS®, /wilt lilllng Servic.14!l and ouocloled logot ore ewned Cl conll'olled by La The Conodicn Real Ewa AUociation l' - REAI and lden61y 1M r...l eslale p,aleuionoh who ore member, al aEA ond lhe -- quolity al ...vioos hr provld.. u.ed under llcon.. . O 2023 Qnlorio hal Eslato Auoclo on ("OREA'). Allright \ r - ,,ed . Thi,lonn wot deYelooed bv OREA la, fie u.e ondreproduclion bv It• memben and I an - • only. 1vri olf,.,.,.. or rep<oouction 1, prohibited eXCll)I wilh prio r wrf..,. con,..,, ol OREA Do not olte, wl,on pnnling a, reproducing lheabndotd pr. - 1 ponio , n OREA bear, noliability la, your ute ol thblarm. INITIAU OF SEW R(S , } c:fm:) Form 501 Revbed 2023 Page 4 of 6

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32. SUCCESSORS AND ASSIGNS: The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

(Witness)	(Buyer/Authorized Signing Officer) 1000599838 ONTARIO INC. Leiyao	(Seal)	(Date) 07/22/2023
(Witness)	(Buyer/Authorized Signing Officer)	(Seal)	(Date)

I, the Undersigned Seller, agree to the above offer. I hereby irrevocably instruct my lawyer to pay directly to the brokerage(s) with whom I have agreed to pay commission, the unpaid balance of the commission together with applicable Harmonized Sales Tax (and any other taxes as may hereafter be applicable), from the proceeds of the sale prior to any payment to the undersigned on completion, as advised by the brokerage(s) to my lawyer.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

(Witness)	(Seller/Authorized Signing Officer) FANZHOU	(Seal)	(Date) 07/24/23
(Witness)	(Seller/Authorized Signing Officer)	(Seal)	(Date)

SPOUSAL CONSENT: The undersigned spouse of the Seller hereby consents to the disposition evidenced herein pursuant to the provisions of the Family Law Act, R.S.O.1990, and hereby agrees to execute all necessary or incidental documents to give full force and effect to the sale evidenced herein.

(Witness)	(Spouse)	(Seal)	(Date)

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes both typed and written was finally accepted by all parties at 10:58 AM (a.m./p.m.) this day of 08/08/23 20

LEI YAO 08/08/23
(Signature of Seller or Buyer)

INFORMATION ON BROKERAGE(S)

Listing Brokerage RE/MAX REALTRON REALTY INC., BROKERAGE 905-470-9800 (Tel.No.)

PHOEBE LI
(Salesperson/Broker/Broker of Record Name)

Co-op/Buyer Brokerage RE/MAX REALTRON REALTY INC. (905) 470-9800 (Tel.No.)

PHOEBE LI
(Salesperson/Broker/Broker of Record Name)

Property Manager: (Name) (Address) (Tel. No., Fax. No.)

ACKNOWLEDGEMENT

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

FANZHOU 07/24/23
(Seller) (Date)

(Seller) (Date)

Address for Service

(Tel. No.)

Seller's Lawyer

Address

Email

(Tel. No.) (Fax. No.)

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

Leiyao 07/22/2023
(Buyer) 1000599838 ONTARIO INC. (Date)

(Buyer) (Date)

Address for Service

(Tel. No.)

Buyer's Lawyer

Address

Email

(Tel. No.) (Fax. No.)

FOR OFFICE USE ONLY

COMMISSION TRUST AGREEMENT

To: Co-operating Brokerage shown on the foregoing Agreement of Purchase and Sale:
In consideration for the Co-operating Brokerage procuring the foregoing Agreement of Purchase and Sale, I hereby declare that all moneys received or receivable by me in connection with the Transaction as contemplated in the MLS® Rules and Regulations of my Real Estate Board shall be receivable and held in trust. This agreement shall constitute a Commission Trust Agreement as defined in the MLS® Rules and shall be subject to and governed by the MLS® Rules pertaining to Commission Trust.

DATED as of the date and time of the acceptance of the foregoing Agreement of Purchase and Sale. Acknowledged by:

PHOEBE LI 07/25/23
(Authorized to bind the Listing Brokerage)

PHOEBE LI 07/23/23
(Authorized to bind the Co-operating Brokerage)

The trademarks REALTOR®, REALTORS®, MLS®, Multiple Listing Services® and associated logos are owned or controlled by

AIMlenllllgn ID: I -- Schedule A Agreement of Purcha s e and Sale - Condominium Resale • Commercia l A Ontario Real Estate Auociation Form 501 for use in the Prcwince cl Onlorio This Schedule is o lto ched toand forms port of the Agreement of Purchase and Sole between: BUYER: ....... ... .......... } .<?.<?.9 . . 1 ... 2 .; ; .. I . ..... . . . ....... . ..... . ............. . . ... ......... .............. . ........... .. ............. . .......... . . . . ............... , . and SEWR: .. .. J !!.'? . . . . ?. .. .'?. . . . ? . . .. :... ....... ......... . . ... .......... . . ..... . . ... . ...... .... ........ ........ ...... ............. . ............... forthepurchaseandsaleof . . .. .... . .... . . .! ,.'! .. . , ............. . . ...... ....... . . .......... . . ... ... . .; ....... . .... . .... . ............ . ... :':' .1?:.. ............. . ........... .... . . . ....................... . .. ! ................ doted the ......... .... . . d . ay .o.f.. . . .. . . ........ . . . . .. . . . . . .... - . :1 . : 'l . ....... . ..................... ... , . 20. . ... . .............. . Buyer agrees to pay the balance asfollows: The Buyer agrees to pay the balance o f the purchase price, subject to adjustments, t o the Seller on the completion of this transaction, with funds drawn on a lawyer trust account in the form of a bank draft, certified cheque or wire transfer using the L a rge Valu e Transfer System . The Seller agrees to dis charge any mortgage or liens or other encumbrances registered against the property on or before cl osing at his own expense either from the proceeds of the sal e or by solicitor's undertaking. The Seller warrants that ther e are no work orders or deficiency notices outstanding agai ns t the property, and if so will be complied with at his expense, on or before c losing . The Buyer knowledge that the chattels and fixtures as not included in the Agreement of Purchase and Sale. And the Buyer agr ees to accept existing lease agreement all the term left. This Offer is conditional upon the Bu ye r's Solicitor review the following Condominium Corporat ion's documentation: a Status Certificate an d a tta chments, and finding all of th e for egoing satisfactory in the Buyer's Solicitor's sole and absolute d iscretion. Unless the Buyer gives notic e in writing delivered to the Seller no later than Pive(S) banking days ( excluding Saturday, Sunday and Statutory H oli day s) after rec ei pt by the Buyer's Solicitor of the foregoing documentation, that thi s condition is ful filled, this Offer shall be null and void and the deposit shall be returned to the Buyer in full without deduction. The Sell er agrees to request and deliver to the Buyer's Solicitor, at the Seller ' s expense, the foregoing documentation within twenty (20)days after acceptance of this Agreement. This condition is includ ed for the benefit of the Buyer and maybe waived at the Buyer's sole option by the not ic e in writing to the Seller within the time period s t ated herein. The Buyer shall have the right to ente r the property TWO (2 ] further times prior to the completion , at a mutually agreed upon time. The Seller agrees to provide the access to the property for the purpose of this visit. The Seller represents and warrants that during the time the Seller has o wned the property, the us e of the property and the buildings and structures thereon has not been for the growth or manufacture of any illegal substances, and th a t to the best of the Seller's knowledge and belief, th e use of the property and the buildings and struct ures thereon has never been for the growth or manufacture of illegal substances. This warranty shall survive and not merge on th e comp let ion of this transaction. The Sel ler represents and warr a nts that during th e time the Seller has owned the property, the use o f th e property and the buildings and st r uctures thereon, there have been no deaths , suicides, or murders on the property at any time, an d furt he r to the best of the Seller ' s kn ow l edg e and belief that the r e are no nei ghb orhood conditions that could negatively affect the buyers us e and enjoyment or perceived value of the property. Thia warranty shall survive and not merge on the completion of this transaction. The part ies to the tran saction hereby acknowledge that the Co - o pera ting Broker a ge acts for the Buy er Cs] under a Buye r Agen cy Agreement and that the Co - operating Brokerage w ill be compensated through the Selle r for the amount as provided fo r on seller commission agreement with co - operating brok erage for the listed property plus applicable HS T on such amount . The B uyer r epresentsand warrants that there is no Buyer Represent ation Agreement with any ot h er broker a ge binding with t h e buyer. This form must be initialled by all parties to the Agreement of Purchase a n d Sale. INITIALS OF BUYER(S) : (D m U..1rod.mo,t,., REAi! . , O 7 R ... . , .v.LS<* , Muhif>I, Ual lng 5 - vice.&ond o,,oclolld logos ore owned o, COMol led by IJ::! lhe Cano<f,on Real Al$CICiollOII IClEAI and ldenlify h reel..aat. p,oleuionol. wl,o at e membon of CREA and the -- quali f'/ ol wvicts t,ey provide . Used under bnse. 02023, Onlorio ho! e. - Auocio11on ("0REA1 . Al righbresorwd. Thi, formwas 1w OREA lo, f,e UM and reprod udion bv i, memb.n and l i<»n - • o.nlY . Anv olh« useor roprocluc:lion 11 prohibii.d . - ""91 with prior wrfwon oonsenl ol OREA. Do no toho< wl.... prinHng 0< reproduc ing h , 1anda rd pr - porffon. OREA beor, no liobilily for your ute of th 1 1 lom, . INl1IA1S OF SEW R(S ), cfm) fo,m 5 01 Revised 20 23 Pa ge 6 of 6

7

OREA Ontario Real Estate Association **Schedule** B

TREB

This Schedule is attached to and forms part of the Agreement between:

BUYER(S)/TENANT(S): 1000599838 ONTARIO INC., and

SELLER(S)/LANDLORD(S): Visionary Education Technology Holdings Group Inc.

for the property known as 4300 Steeles Ave E61 Markham ON L3R 0Y5 dated the 22nd day of July, 2023

The Parties to this Agreement hereby acknowledge and agree that the Deposit Holder, RE/MAX Realtron Realty Inc. ("Realtron"), shall place the Deposit in its real estate trust account, which earns interest at a rate of Prime less 1.85% per annum. Further, the Parties acknowledge and agree that the Deposit Holder shall pay any interest it earns and receives on the Deposit, less a $195.00 plus HST processing fee, to the Buyer upon completion of the transaction and upon submission by the Buyer to the Deposit Holder of their Social Insurance Number ("SIN") (or their Canada Revenue Agency Business Number, "BN", if the Buyer is a Corporation) and mailing address in accordance with Canada Revenue Agency's requirements for the preparation of a T5 slip.

Should the SIN or BN and mailing address not be provided to the Deposit Holder within thirty (30) days following completion of the transaction, said interest shall be forfeited to the Deposit Holder. Further, the Parties agree that if an interest cheque is issued to the Buyer and the Buyer does not negotiate that cheque within six (6) months from the date of the cheque, then interest amount shall be forfeited to the Deposit Holder.

In the event a transaction is mutually released and becomes null and void, Realtron will issue a trust account cheque for return of the deposit, to the party designated by the fully and properly executed Mutual Release, not before ten (10) Business Days (for certified funds) and not before twenty-one (21) Business Days (for all other funds) from the date the funds were deposited into our real estate trust account as stated on our deposit receipts. A Business Day excludes all Saturdays, Sundays, and Ontario statutory holidays. This policy is in place on the advice of our banker to protect your deposit from fraud.

This form must be initialled by all parties to the Agreement.

INITIALS OF BUYER(S)/TENANT(S): ( ) **INITIALS OF SELLER(S)/LANDLORD(S):** (FZ)

The trademarks REALTOR®, REALTORS®, MLS®, Multiple Listing Services® and associated logos are owned or controlled by

OREA Ontario Real Estate Association

Form 320
for use in the Province of Ontario

Confirmation of Co-operation and Representation Buyer/Seller

BUYER: 1000599838 ONTARIO INC.

SELLER: Visionary Education Technology Holdings Group Inc.

For the transaction on the property known as: 4300 Steeles Ave E61 Markham ON L3R 0Y5

DEFINITIONS AND INTERPRETATIONS: For the purposes of this Confirmation of Co-operation and Representation: "Seller" includes a vendor, a landlord, lessor or a prospective seller, vendor, landlord or lessor and "Buyer" includes a purchaser, tenant, lessee or a prospective buyer, purchaser, tenant or lessee and "sale" includes a lease, and "Agreement of Purchase and Sale" includes an Agreement to Lease. Commission shall be deemed to include other remuneration.

The following information is confirmed by the undersigned salesperson/broker representatives of the Brokerage(s). If a Co-operating Brokerage is involved in the transaction, the brokerages agree to co-operate, in consideration of, and on the terms and conditions as set out below.

DECLARATION OF INSURANCE: The undersigned salesperson/broker representative(s) of the Brokerage(s) hereby declare that he/she is insured as required by the Real Estate and Business Brokers Act, 2002, (REBBA).

1. LISTING BROKERAGE

a) ☐ The Listing Brokerage represents the interests of the Seller in this transaction. It is further understood and agreed that:

1) ☐ The Listing Brokerage is not representing or providing Customer Service to the Buyer. (If the Buyer is working with a Co-operating Brokerage, Section 3 is to be completed by Co-operating Brokerage)

2) ☐ The Listing Brokerage is providing Customer Service to the Buyer.

b) ☒ **MULTIPLE REPRESENTATION:** The Listing Brokerage has entered into a Buyer Representation Agreement with the Buyer and represents the interests of the Seller and the Buyer, with their consent, for this transaction. The Listing Brokerage must be impartial and equally protect the interests of the Seller and the Buyer in this transaction. The Listing Brokerage has a duty of full disclosure to both the Seller and the Buyer, including a requirement to disclose all factual information about the property known to the Listing Brokerage. However, the Listing Brokerage shall not disclose:

- That the Seller may or will accept less than the listed price, unless otherwise instructed in writing by the Seller;
- That the Buyer may or will pay more than the offered price, unless otherwise instructed in writing by the Buyer;
- The motivation of or personal information about the Seller or Buyer, unless otherwise instructed in writing by the party to which the information applies, or unless failure to disclose would constitute fraudulent, unlawful or unethical practice;
- The price the Buyer should offer or the price the Seller should accept;
- And; the Listing Brokerage shall not disclose to the Buyer the terms of any other offer.

However, it is understood that factual market information about comparable properties and information known to the Listing Brokerage concerning potential uses for the property will be disclosed to both Seller and Buyer to assist them to come to their own conclusions.

Additional comments and/or disclosures by Listing Brokerage: (e.g., The Listing Brokerage represents more than one Buyer offering on this property.)

The listing brokerage represents both parties.

2. PROPERTY SOLD BY BUYER BROKERAGE – PROPERTY NOT LISTED

☐ The Brokerage .... (does/does not) represent the Buyer and the property is not listed with any real estate brokerage. The Brokerage will be paid

☐ by the Seller in accordance with a Seller Customer Service Agreement or: ☐ by the Buyer directly

Additional comments and/or disclosures by Buyer Brokerage: (e.g., The Buyer Brokerage represents more than one Buyer offering on this property.)

INITIALS OF BUYER(S)/SELLER(S)/BROKERAGE REPRESENTATIVE(S) (Where applicable)

BUYER	CO-OPERATING/BUYER BROKERAGE	SELLER	LISTING BROKERAGE
[initials]	PL	FZ	PL

3. Co-operating Brokerage completes Section 3 and Listing Brokerage completes Section 1.

CO-OPERATING BROKERAGE - REPRESENTATION:

a) ☒ The Co-operating Brokerage represents the interests of the Buyer in this transaction.

b) ☐ The Co-operating Brokerage is providing Customer Service to the Buyer in this transaction.

c) ☐ The Co-operating Brokerage is not representing the Buyer and has not entered into an agreement to provide customer service(s) to the Buyer.

CO-OPERATING BROKERAGE - COMMISSION:

a) ☒ The Listing Brokerage will pay the Co-operating Brokerage the commission as indicated in the MLS® information for the property

2.5%+HST .... to be paid from the amount paid by the Seller to the Listing Brokerage.
(Commission As Indicated In MLS® Information)

b) ☐ The Co-operating Brokerage will be paid as follows:

Additional comments and/or disclosures by Co-operating Brokerage: (e.g., The Co-operating Brokerage represents more than one Buyer offering on this property.)

Commission will be payable as described above, plus applicable taxes.

COMMISSION TRUST AGREEMENT: If the above Co-operating Brokerage is receiving payment of commission from the Listing Brokerage, then the agreement between Listing Brokerage and Co-operating Brokerage further includes a Commission Trust Agreement, the consideration for which is the Co-operating Brokerage procuring an offer for a trade of the property, acceptable to the Seller. This Commission Trust Agreement shall be subject to and governed by the MLS® rules and regulations pertaining to commission trusts of the Listing Brokerage's local real estate board, if the local board's MLS® rules and regulations so provide. Otherwise, the provisions of the OREA recommended MLS® rules and regulations shall apply to this Commission Trust Agreement. For the purpose of this Commission Trust Agreement, the Commission Trust Amount shall be the amount noted in Section 3 above. The Listing Brokerage hereby declares that all monies received in connection with the trade shall constitute a Commission Trust and shall be held, in trust, for the Co-operating Brokerage under the terms of the applicable MLS® rules and regulations.

SIGNED BY THE BROKER/SALESPERSON REPRESENTATIVE(S) OF THE BROKERAGE(S) (Where applicable)

RE/MAX REALTRON REALTY INC. (Name of Co-operating/Buyer Brokerage)	RE/MAX REALTRON REALTY INC., BROKERAGE (Name of Listing Brokerage)
7800 WOODBINE AVENUE MARKHAM ON L3R2N7	7800 Woodbine Avenue Markham ON L3R2N7
Tel: (905) 470-9800 Fax: (905) 470-7770	Tel: 905-470-9800 Fax: 905-470-7770
PHOEBE LI 07/23/2023 (Authorized to bind the Co-operating/Buyer Brokerage) (Date)	PHOEBE LI 07/25/23 (Authorized to bind the Listing Brokerage) (Date)
PHOEBE LI (Print Name of Salesperson/Broker/Broker of Record)	PHOEBE LI (Print Name of Salesperson/Broker/Broker of Record)

CONSENT FOR MULTIPLE REPRESENTATION (To be completed only if the Brokerage represents more than one client for the transaction)

The Buyer and Seller consent with their initials to their Brokerage representing more than one client for this transaction.

INITIALS OF BUYER(S) **INITIALS OF SELLER(S)** FZ

ACKNOWLEDGEMENT

I have received, read, and understand the above information.

07/22/2023		FANZHOU	07/24/23
(Signature of Buyer) 1000599838 ONTARIO INC.	(Date)	(Signature of Seller)	(Date)
(Signature of Buyer)	(Date)	(Signature of Seller)	(Date)